Fleetwood Enterprises, Inc.
Supplemental Operational Data
Quarter-Ended April 25, 2004
Unaudited
(Dollars in thousands, except price per unit)

	Housing Group						Recreational Vehicle Group
	Wholesale	Retail		Inter company	Total		Motor Homes	Travel Trailers	Folding Trailers		Total	Supply		Financial Services	Other	Company Total
Operating revenues	$163,562	$48,233		$(20,214)	$191,581		$301,259	$154,389	$27,028		$482,676	$13,670	(A)	$1,437	$—	$689,364

Units sold	5,350	918		(570)	NM		3,020	9,037	3,786		15,843
Single-sections	1,449	137		(90)	NM
Multi-sections	3,901	661		(480)	NM
Pre-owned	NM	120		NM	NM
Class As							2,320
Class Cs							700
Conventional trailers								6,930
Fifth-wheel trailers								2,107

Average selling price per unit	$30,572	$52,541		$35,401	NM		$99,755	$17,084	$7,139		NM

Gross profit percent	20.9%	18.8%		NM	22.9%		14.8%	14.7%	12.1%		14.6%	12.9%		NM	NM	17.6%

Operating income (loss)	$125	$(11,231)		$716	$(10,390)		$16,255	$1,694	$(1,404)		$16,545	$1,989		$(516)	$3,697	$11,325

Operating margin	0.1%	(23.3%	)	NM	(5.4%	)	5.4%	1.1%	(5.2%	)	3.4%	14.6%		NM	NM	1.6%

Depreciation	$1,750	$1,230		$—	$2,980		$679	$576	$357		$1,612	$392		$8	956	$5,948

Capital expenditures (est.)	$498	$817		$—	$1,315		$7,606	$80	$145		$7,831	$276		$9	$1,906	$11,337

(A)	Excludes $45,578,000 of inter company sales.

NM	Not meaningful.

Fleetwood Enterprises, Inc.
Supplemental Operational Data
Fiscal Year Ended April 25, 2004

Unaudited
(Dollars in thousands, except price per unit)

	Housing Group	Recreational Vehicle Group
	Wholesale	Retail		Inter company	Total		Motor Homes	Travel Trailers	Folding Trailers		Total	Supply		Financial Services	Company Other	Total
Operating revenues	$657,388	$242,505		$(117,135)	$782,758		$1,104,624	$570,420	$104,189		$1,779,233	$41,120	(A)	$4,877	$—	$2,607,988

Units sold	20,859	4,727		(3,414)	NM		11,203	34,351	14,543		60,097
Single-sections	4,627	710		(461)	NM
Multi-sections	16,232	3,434		(2,953)	NM
Pre-owned	NM	583		NM	NM
Class As							9,122
Class Cs							2,081
Conventional trailers								25,686
Fifth-wheel trailers								8,636
Truck campers								29

Average selling price per unit	$31,516	$51,302		$34,310	NM		$98,601	$16,606	$7,164		NM

Gross profit percent	22.2%	19.7%		NM	24.9%		14.4%	13.7%	16.7%		14.3%	11.7%		NM	NM	18.0%

Operating income (loss)	$5,440	$(35,912)		$1,631	$(28,841)		$57,122	$1,876	$(852)		$58,146	$6,065 (B	)	$(1,627)	$7,587	$41,330

Operating margin	0.8%	(14.8%	)	(1.4% )	(3.7%	)	5.2%	0.3%	(0.8%	)	3.3%	14.7%		NM	NM	1.6%

Depreciation	$7,366	$4,767		$—	$12,133		$2,656	$2,372	$1,493		$6,521	$1,595		$44	$3,481	$23,774

Capital expenditures (est.)	$1,062	$1,542		$—	$2,604		$16,859	$539	$585		$17,983	$695		$168	$6,277	$27,727

(A)	Excludes $168.8 million of intercompany sales.

(B)	Includes $3.6 million gain from the sale of the drapery operation.

NM	Not meaningful.

Fleetwood Enterprises, Inc.
Supplemental Operational Data
Quarter-Ended April 25, 2004
Unaudited
(Dollars in thousands)

	Housing Group			Recreational Vehicle Group
	Manufacturing	Retail	Total	Motor Homes	Travel Trailers	Folding Trailers	Total	Supply
Number of facilities (A)	21	129	NM	3	8	1	12	4

Capacity utilization (B)	55%	NM	NM	97%	87%	59%	NM	NM

Number of independent distribution points	1,255	NM	NM	256	560	502	NM	NM

Backlogs
Units	2,115	1,586	NM	2,244	1,841	203	4,288	NM
Sales value (C)	$64,658	$83,331	NM	$223,849	$31,452	$1,449	$256,750	NM

Dealer inventories (units)			8,167	4,617	19,441	9,619	NM	NM
Independent	6,523		6,523
Company-owned		1,644	1,644

(A)	Number of active facilities at the end of the quarter.

(B)	Based on the production at the end of the period.

(C)	The number of units in the backlog multiplied times the average selling price.

NM	Not meaningful.